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Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

Kite Realty Group Trust (Exact Name of Registrant as Specified in Its Charter)
Maryland (State of Incorporation or Organization)	11-3715772 (I.R.S. Employer Identification No.)
30 S. Meridian Street, Suite 1100 Indianapolis, IN (Address of Principal Executive Offices)	46204 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114224

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Shares of Kite Realty Group Trust (the "Registrant") is set forth under the heading "Description of Shares" in the prospectus forming part of the Registrant's Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on April 6, 2004 (File No. 333-114224), as amended by Amendment Nos. 1-3 thereto, and as it may be amended from time to time (the "Registration Statement"), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

        The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibit
1.	Form of Amended and Restated Declaration of Trust of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.
2.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.
3.	Form of Common Share Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

Signature

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KITE REALTY GROUP TRUST
Date: August 4, 2004	By:	/s/ Daniel R. Sink Daniel R. Sink Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Description
1.	Form of Amended and Restated Declaration of Trust of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.
2.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.
3.	Form of Common Share Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

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Signature
Exhibit Index